                                                                   EXHIBIT 10.35
                  COMMON R&D AND PARTICIPATION AGREEMENT

This Agreement is made and entered into by and between Toshiba Corporation, a Japanese corporation with a principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan, (hereinafter "Toshiba"), and SanDisk Corporation, a Delaware corporation with a principal place of business at 140 Caspian Court, Sunnyvale, CA 94089, U. S. A. (hereinafter "SanDisk").

WHEREAS, Toshiba is developing certain manufacturing process technology common to Toshiba semiconductor products, including NAND Flash Memory Products as defined in Section 2.02 of the Master Agreement among Semiconductor North America, Inc., Toshiba and SanDisk; and

WHEREAS, SanDisk desires to participate in Toshiba's development of said process technology in order to enhance a common process technology used in NAND Flash Memory Products;

WHEREAS, it is understood that such enhanced common process technology will be transferred into production at Toshiba's manufacturing facilities (the Yokkaichi Facility and Dominion Semiconductor L.L.C.) from which both parties will purchase NAND Flash Memory Products.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

ARTICLE 1.        DEFINITIONS

1.1       "Contract Technology" shall mean the manufacturing process technology
          (with design rules of 0.16(microns), 0.13(microns)          *
          the details of which are set forth in Exhibit A attached hereto) for Toshiba's NAND Flash Memory Product(s).

1.2 "AMC" shall mean the Advanced Microelectronics Center, Toshiba's development engineering facility located in Yokohama, Japan.

1.3 "Assignees" shall mean SanDisk's engineers from the technology areas of process/device/design, assigned to participate in the Development Work (as defined in Section 2.1 below) to be performed at AMC or other Toshiba facilities to be mutually agreed upon by the parties hereto.

1.4      "Effective Date" shall mean the Closing Date.

1.5 "Solely Developed Patents" shall mean patents, utility models (excluding design patents) and any applications therefor which arise out of the inventions made solely by the employees of either party during the performance of the Development Work hereunder.


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION. CONFEDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.6 "Jointly Developed Patents" shall mean patents, utility models (excluding design patents) and any applications therefor which arise out of the inventions jointly made by the employees of Toshiba and SanDisk during the performance of Development Work hereunder.

1.7 "Agreement" shall mean this Common R&D and Participation Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto and the Rules Document.

1.8 "Rules Document" shall mean the Definitions, Rules of Construction and Documentary Conventions, attached as Appendix A.

1.9 "Residuals" shall mean that technical information which may be retained in the memories of Assignees who have had rightful access to Toshiba's proprietary information and Contract Technology.

ARTICLE 2.        DEVELOPMENT COLLABORATION

2.1 SanDisk will send, and Toshiba will receive, such number of Assignees as are mutually agreed upon, at AMC or other Toshiba facilities during the term of this Agreement in order for SanDisk to participate in the development work of the Contract Technology as set forth in Exhibit B (the "Development Work"), which may be modified by Toshiba and SanDisk from time to time, and in accordance with the direction of Toshiba; PROVIDED THAT such modification to the Development Work shall not materially affect SanDisk's permitted access to the Contract Technology. For avoidance of doubt, it is agreed by the parties that SanDisk shall not have any right to have access to, and its Assignees shall not have access to, any technical information or data which are not relevant or necessary to perform the Development Work or any technical information or data for which access by Assignees is prohibited by any binding contract of Toshiba and any third party, and that no right or license is granted to SanDisk with respect to said technical information or data. The project managers of SanDisk and Toshiba shall periodically discuss, determine and monitor the details of the Development Work; PROVIDED THAT in case of any dispute between the respective project managers, the manager of Toshiba may determine such details, taking into consideration the reasonable input made by SanDisk. In order to perform the Development Work, Toshiba shall provide the Assignees with sufficient office equipment, including personal computers and telephones.

2.2 SanDisk shall ensure that its Assignees shall comply with the safety, security and all other applicable practices, regulations of Toshiba and specific instructions or directions to be made by Toshiba while such Assignees are in Toshiba's facilities. SanDisk agrees to be responsible for all salaries, benefits, expense reimbursements and other payments to its Assignees and workers insurance for Assignees and shall indemnify and hold Toshiba harmless from any claims against Toshiba arising out of any injury to any Assignee.

2.3 SanDisk shall be responsible for the living, traveling and all other out-of-pocket expenses for its Assignees.

ARTICLE 3.        OWNERSHIP

3.1 All technical information provided by any party in the course of the development of the Contract Technology shall remain the exclusive property of said party; provided that, Toshiba shall have a non-exclusive, worldwide and royalty-free license to use, reproduce and otherwise dispose of such technical information for any purpose.

3.2 All technical information, inventions and intellectual property rights resulting therefrom (but specifically exclude patents) made or generated by Toshiba and/or Assignees in the course of the Development Work shall be the exclusive property of Toshiba; PROVIDED THAT, SanDisk shall have the right and license set forth in Article 4.

3.3 Any Solely Developed Patent of Toshiba shall be and remain the exclusive property of Toshiba, subject to the licenses granted to SanDisk in accordance with Article 4.1 hereof.

3.4 Any Solely Developed Patent of SanDisk shall be and remain the exclusive property of SanDisk, subject to the licenses granted to Toshiba in accordance with Article 4.3 hereof.

3.5 Any right, title and interest in, to and under Jointly Developed Patents shall be jointly owned by Toshiba and SanDisk. Each party shall be free to use such Jointly Developed Patents for any purpose and shall have the right to grant non-exclusive licenses to any third party without the consent of the other party. Both parties shall promptly agree on which of them shall file and prosecute the first patent application and which countries' corresponding applications shall be filed and by whom. All expenses incurred in obtaining and maintaining such patents shall be equally shared by the parties; PROVIDED THAT if one party elects not to seek or maintain such patents in any particular country or not to share equally in the expense thereof, the other party shall have the right to seek or maintain such patents in said country at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint. The party electing not seek or maintain such patents shall give the other party any necessary assistance required for the preparation and prosecution of such patents filed or maintained by the other party.

3.6 It is understood by the parties that either party may perform development of any products or process independently of the development of the Contract Technology hereunder. This Agreement is not intended to limit such independent development involving technology or information of a similar nature to the Contract Technology.

ARTICLE 4.        LICENSE

4.1 Toshiba shall grant to SanDisk a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, under its Solely Developed Patents to develop, have developed, make, have made, use, sell, modify and otherwise dispose of any semiconductor products.

4.2 Subject to SanDisk's confidentiality obligations under Article 8 and the provisions of Articles 3, 6, 7 and 10, SanDisk shall be free to use, improve or modify without additional compensation to Toshiba the Residuals, including but not limited to the use, improvement or modification of such Residuals in the development and manufacture of SanDisk's products, provided that this Article, by itself, shall not be deemed to grant to SanDisk any rights or licenses under any patents of Toshiba nor shall this Article operate to waive SanDisk's confidentiality obligations under Article 8. In no event shall such Assignee or SanDisk publish or disseminate said Residuals to any third party.

4.3 SanDisk shall grant to Toshiba a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, under its Solely Developed Patents to develop, have develop, make, have made, use, sell, modify and otherwise dispose of any semiconductor products.

4.4 Toshiba shall prepare and transfer to the Yokkaichi Facility and Dominion Semiconductor L.L.C. documentation for NAND process concerning the Contract Technology for production at the Yokkaichi Facility and Dominion Semiconductor, L.L.C.; PROVIDED, HOWEVER, that SanDisk may access to such documentation at such facilities but shall have no right to disclose or transfer them to any third party.

ARTICLE 5.        COMMON R&D EXPENDITURE

5.1      Provided Toshiba continues to develop and advance NAND Flash
         Memory technology for the benefit of both parties pursuant to the Operative Documents, SanDisk hereby agrees to share Toshiba's Common R&D expenditures and shall pay to Toshiba its portion of such Common R&D expenditures in accordance with this Section 5.1:

         (i)      From the Effective Date through and including March 31, 2002:

                  SanDisk will share in Toshiba's Common R&D expenditures as set forth in Table A below, and SanDisk shall pay Toshiba for such Common R&D expenditures in the amounts and on or prior to the dates provided in Table B as follows:

----------------------------------------------------------------------------------------------------------------------
                                                       Table A
----------------------------------------------------------------------------------------------------------------------
                                     SanDisk's Allocation of Common R&D Expenses
----------------------------------------------------------------------------------------------------------------------
                    2000                                                2001                                 2002
----------------------------------------------------------------------------------------------------------------------
      2Q              3Q             4Q            1Q             2Q            3Q             4Q             1Q
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
                                        (amounts incurred in millions of Yen)
----------------------------------------------------------------------------------------------------------------------
       *               *             *              *             *              *              *             *
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

----------------------------------------------------------------------------------------------------------------------
                                                       Table B
----------------------------------------------------------------------------------------------------------------------
                                     Payment by SanDisk for Common R&D Expenses
----------------------------------------------------------------------------------------- ----------------------------
                                          2002                                                       Total
----------------------------------------------------------------------------------------- ----------------------------
           June 30                     September 30                  December 31
------------------------------- ---------------------------- ---------------------------- ----------------------------

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

----------------------------------------------------------------------------------------------------------------------
                                        (amounts payable in millions of Yen)
----------------------------------------------------------------------------------------------------------------------
              *                              *                            *                            *
------------------------------- ---------------------------- ---------------------------- ----------------------------

Notwithstanding the foregoing, in the event of the termination of this Agreement
(i) on or before March 31, 2002, SanDisk shall be obligated immediately to pay its share of the allocated Common R&D expenses accrued through the date of such termination (pro-rated in the event such termination occurs prior to the end of a quarter) as set forth in Table A, (ii) after March 31, 2002 but prior to December 31, 2002, SanDisk's shall be obligated immediately to pay any unpaid amount set forth in Table B.

         (ii)     After March 31, 2002:

                  The parties acknowledge that after March 31, 2002, it will be difficult to predetermine Toshiba's total Common R&D expenditures and a fixed allocation of Common R&D expenditures for SanDisk. Therefore, after March 31, 2002, the payment by SanDisk to Toshiba for Common R&D expenditures will be based on a percentage of SanDisk's Net Sales (as hereinafter defined), and calculated and paid as follows:

                  Within thirty days of the end of each calendar quarter based on SanDisk's Net Sales of NAND Flash Memory Products for the quarter just ended as follows:

                    a)   * of the first US $ 100 million for the quarter
                           reported;

                    b)   * of the next US $ 100 million for the quarter
                           reported; and

                    c)   * of net sales in excess of US $ 200 million per
                           quarter.

                  For the purpose of this Article, "Net Sales" shall mean the invoice price for NAND Flash Memory Products billed by SanDisk.

          (iii)    Notwithstanding (ii) above, SanDisk's quarterly
contribution for Common R&D pursuant to (i) and (ii) above shall not exceed the
sum of (a)       *      of the total Common R&D annual expenditure of
the Semiconductor Company of Toshiba, as notified to SanDisk by Toshiba at the beginning of each of Toshiba fiscal year ("Total R&D Budget") for the first
  *      of the Total R&D Budget and (b)          *           of the
portion of such Total R&D Budget in excess of        *        .

          (iv)      Notwithstanding (iii) above, in the event that the Total
R&D Budget is likely to substantially exceed      *       for any calendar
year due to the development of the NAND Flash Memory technology with design
rules of          *            micron or less and/or development of such
technology applicable to twelve inches wafer, both parties shall discuss in good faith to determine the fair methodology to share such Toshiba's Common R&D expenditures.

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (v) The amount of the Total R&D Budget shall be subject to verification if requested by SanDisk by disclosing internal Toshiba documents to an independent certified public accountant appointed by SanDisk which shall verify the stated amount of the Total R&D Budget, by written certification to SanDisk by the appropriate officer of the Semiconductor Company of Toshiba. Such verification shall be conducted, at SanDisk's cost and expense, during normal business hours of Toshiba and not more frequently than annually.

          (vi) Within 45 days of the start of each of its fiscal years, Toshiba shall provide SanDisk with a 1-2 day detailed presentation of Toshiba's process development activity at AMC and other Toshiba facilities for the previous calendar year and forecasted activity for the new fiscal year as such activity relates to or affects NAND Flash Memory. Any expenses incurred for such presentation shall be borne by the party incurring such expenses.

5.2 Payments of the fees provided for in Article 5.1 (other than Article 5.1(i), which payments shall be made on or before the dates specified therein) shall be made by SanDisk within sixty (60) days after receiving the invoice to be issued by Toshiba at the end of each applicable calendar quarter. For the purpose of Toshiba's issuance of such invoices, SanDisk shall submit to Toshiba, within 30 days following the end of each quarter after April 1, 2002, a written report stating the quantity and Net Sales of NAND Flash Memory Products sold or otherwise disposed of by SanDisk during the applicable quarter.

5.3 All payments under Article 5.1 shall be made in Japanese yen by wire transfer of immediately available funds to the following account or such other account as may be designated by Toshiba to SanDisk in writing:

         Toshiba Corporation, Account No. 0949155, The Sakura Bank, Ltd., Tokyo Main Office 1-1-2, Yuraku-cho, Chiyoda-ku, Tokyo 100, Japan (Tel:
         81-3-3501-1111)

         Where the provisions of this Agreement require the conversion of an amount initially computed in another currency into Japanese Yen, the Japanese Yen amount payable shall be calculated using the New York foreign exchange mid range rates (Currency per US Dollars) published in THE WALL STREET JOURNAL, Western Edition, on the last business day such journal is published in the calendar quarter immediately preceding the date of payment.

5.4 All payments provided for in Article 5.1 shall be made without deduction of taxes; PROVIDED, HOWEVER, that in the event any withholding income tax is imposed by U.S. tax authorities on any amount payable to Toshiba hereunder, SanDisk may withhold such income tax from such amount to the extent that Toshiba may obtain a tax credit against its Japanese income tax. SanDisk shall without undue delay obtain and send to Toshiba tax certificates evidencing the tax amount withheld and paid to U.S. tax authorities.

5.5 In the event any compensation payable to Toshiba by SanDisk under this Agreement becomes overdue other than as a result of any action or inaction on the part of Toshiba, Toshiba shall be entitled to request SanDisk to pay interest at twelve percent (12%) per annum until such compensation is paid.

5.6 Toshiba shall have the right, at its sole cost and expense, to have an independent certified public accountant conduct during normal business hours and not more frequently than annually, an audit of the appropriate records of SanDisk to verify the number of units of NAND Flash Memory Products sold or otherwise disposed of by SanDisk and SanDisk's calculation of the fees and Net Sales pursuant to Article 5.1 above.

ARTICLE 6.        WARRANTY

6.1 Each party provides to the other party its technical information on an "as-is" basis only, and does not make any warranty or representation with respect to such technical information for any purpose.

6.2      Nothing contained in this Agreement shall be construed as:

         (a) a warranty or representation that the manufacture, use, sale or other disposal of semiconductor products by the other party using any technical information received under this Agreement will be free from infringement of patents or any other intellectual property rights of any third party;

         (b) conferring the other party any right to use in advertising, publicity or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulations thereof of either party;

         (c) conferring the other party, by implication, estoppel or otherwise, any license or other right, except for the licenses and rights expressly granted hereunder; and

         (d) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

ARTICLE 7.        LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

ARTICLE 8.        CONFIDENTIALITY

8.1 As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by Toshiba to SanDisk pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by Toshiba to SanDisk pursuant to this Agreement, provided that such information is designated in a manner to indicate its confidential nature at the time of disclosure and reduced to a written summary by Toshiba within thirty
         (30) days after its oral disclosure. For avoidance of doubt, all information observed by or disclosed to Assignees at Toshiba's facilities shall be treated as Toshiba Confidential Information.

8.2 During the ten (10) year period following receipt of such information, the receiving party shall keep any Confidential Information, including but not limited to the technical information SanDisk has access to at AMC during the course of the development of the Contract Technology hereunder, in strict confidence, and shall not disclose such Confidential Information to any third party without prior written consent of the disclosing party. The receiving party shall maintain the Confidential Information with at least the same degree of care that the receiving party uses to protect its own strictly confidential information, but no less care than is reasonable under the circumstances. Further, the receiving party shall not use the Confidential Information for any purposes other than for the development of the Contract Technology hereunder, except as otherwise provided herein.

8.3 Neither party shall disclose the terms and conditions of this Agreement to any third party other than in compliance with any government regulation, without prior written consent of the other party.

8.4 The confidentiality obligation set forth in Articles 8.2 and 8.3 above shall not apply to any information which:

         (a) is already known by the receiving party at the time of disclosure;

         (b) is or becomes publicly known through no fault of the receiving party;

         (c) is rightfully received by the receiving party from a third party without any restriction on disclosure;

         (d)      is independently developed by the receiving party;

         (e) is disclosed with the prior written consent of the disclosing party hereunder; or

         (f) is disclosed pursuant to applicable laws, regulations or court order; provided, that the receiving party shall give the disclosing party prompt notice of such request so that the disclosing party has an opportunity to defend, limit or protect such disclosure.

8.5 Each party understands that any disclosure or dissemination of the other party's Confidential Information not expressly authorized hereunder would cause irreparable injury to such other party, for which monetary damages would not be an adequate remedy and said other party shall be entitled to equitable relief in addition to any remedies the other party may have hereunder or at law. In the event SanDisk is to enter into any joint development work with any third party, SanDisk warrants that Toshiba Confidential Information provided to SanDisk in connection with the development of the Contract Technology shall neither be used for such joint development work nor be disclosed to any third party unless expressly otherwise provided hereunder.

ARTICLE 9.        TERM AND TERMINATION

9.1 This Agreement shall become effective on the Effective Date and continue in full force and effect until the termination of the Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both parties. This Agreement shall automatically terminate upon termination of the Master Agreement.

9.2 If either party fails to perform or breaches any of its material obligations under this Agreement, then, upon sixty (60) days written notice specifying such failure or breach, the non-defaulting party shall have the right to terminate this Agreement forthwith, unless the failure or breach specified in the notice has been cured during the sixty (60) day period. Termination of this Agreement pursuant to this
         Article 9.2 shall not relieve the breaching party from any liability arising from any breach of this Agreement and such termination shall be without prejudice to any other rights and remedies of the non-breaching party provided at law or in equity, in addition to the rights and remedies set forth in this Agreement.

9.3 Either party shall have the right to terminate this Agreement by giving written notice to the other party upon the occurrence of any of the following events:

         (a) the filing by the other party of a voluntary petition in bankruptcy or insolvency;

         (b) any adjudication that such other party is bankrupt or insolvent;

         (c) the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

         (d) the appointment of a receiver for all or substantially all of the property of such other party; or

         (e) the making by such other party of any assignment of whole or substantial assets for the benefit of creditors.

         This Agreement shall terminate on the thirtieth (30th) day after such notice of termination is given.

9.4 The provisions of Articles 3, 6, 7, 8, 9 and 10 shall survive any termination or expiration of this Agreement. The provision of
         Article 4 shall survive the expiration of this Agreement, PROVIDED THAT SanDisk has paid to Toshiba the total amount of fees required to be paid in Article 5.

ARTICLE 10.       GENERAL PROVISIONS

10.1 All notices required or permitted to be given hereunder shall be in writing and shall be delivered by prepaid air express or registered airmail, postage prepaid or by telefax, if confirmed or acknowledged, to the following or to such changed address as may have been previously specified in writing by the addressed party:

         If to Toshiba:

                  (For technical coordination matters)

                  Toshiba Corporation
                  1-1, Shibaura 1-chome
                  Minato-ku, Tokyo 105-8001
                  Japan
                  Telephone: 011 81 45890 2721
                  Facsimile: 011 81 45890 2793
                  Attention:        Senior Manager Flash Memory Engineering

                           (For general contract matters)

                  Toshiba Corporation
                  Semiconductor Company
                  1-1 Shibaura 1-Chome
                  Minato-Ku, Tokyo 105-8001 Japan

                  Telephone:        011 81 3 3457 3378
                  Facsimile:        011 81 3 5444 9339
                  Attention: President

                  With a copy to:

                  Toshiba Corporation
                  Semiconductor Company

                  Legal Affairs and Contracts Division
                  1-1 Shibaura 1-Chome
                  Minato-Ku, Tokyo 105-8001 Japan
                  Telephone:        011-81-3-3457-3452
                  Facsimile:        011-81-3-5444-9342
                  Attention of General Manager

                  If to SanDisk:

                           (For technical coordination matters)

                  SanDisk Corporation
                  140 Caspian Court
                  Sunnyvale, CA  94089
                  Telephone: (408) 542-0510
                  Facsimile: (408) 542-0640
                  Attention: General Manager, NAND Division

                           (For general contract matters)

                  SanDisk Corporation
                  140 Caspian Court
                  Sunnyvale, CA  94089
                  Telephone: (408) 542-0555
                  Facsimile: (408) 542-0600

                  Attention: President and CEO

                  With a copy to:

                  SanDisk Corporation
                  140 Caspian Court
                  Sunnyvale, CA  94089
                  Telephone: (408) 548-0208
                  Facsimile: (408) 548-0385

                  Attention: Vice President and General Counsel

10.2 Neither party is required to disclose any information of which disclosure is prohibited by laws of the country of such party.

10.3 Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan and the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities. SanDisk hereby certifies that SanDisk will not use technical information supplied by Toshiba hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereafter "weapons of mass destruction"). SanDisk further certifies that it will not sell any products manufactured using Toshiba's technical information to any party if it knows that the end-user of the products will use them for the development and/or manufacture of the weapons of mass destruction.

10.4 The Rules of Construction and Documentary Conventions set forth in the Definitions, Rules of Construction and Documentary Conventions attached as Appendix A shall apply to, and are hereby incorporated in, this Agreement.

                  [Rest of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, as of the date written below, by their duly authorized officers or representatives.

         Toshiba Corporation                       SanDisk Corporation

By: /S/ Yasuo Morimoto                  By: /S/ Eli Harari
   _________________________________       __________________________________

Name:    Yasuo Morimoto                  Name:    Eli Harari

Title:   Corporate Senior Vice President Title:   President and CEO
         and Director
         President and CEO
         Semiconductor Company

Date:    May 9, 2000                     Date:    May 9, 2000

                                  EXHIBIT A
                              (Contract Technology)

1.       Toshiba's 0.16(micron) NAND Flash memory process:

                  minimum gate length: 0.16(micron)

2.       Toshiba's 0.13(micron) NAND Flash memory process:

                  minimum gate length: 0.13(micron)

3.       Toshiba's        *          micron NAND Flash memory process:

                  minimum gate length:         *           micron















* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B
                                         *

(1)          *

(2)          *

(3)          *




















* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                      APPENDIX A

                     DEFINITIONS, RULES OF CONSTRUCTION AND
                             DOCUMENTARY CONVENTIONS

     In any agreement or instrument that incorporates the definitions set forth in this Appendix and states that the rules of construction and documentary conventions set forth herein shall apply to such agreement or instrument, then, unless such agreement or instrument otherwise requires:

                                    ARTICLE I

                                   DEFINITIONS

     The following terms shall have the specified meanings:

     "Accountants" means such firm of nationally recognized independent certified public accountants for the Company as is appointed pursuant to the Operating Agreement from time to time. Initially, the Accountants shall be Deloitte & Touche LLP.

     "Act" means the Virginia Limited Liability Company Act, as in effect from time to time.

     "Affiliate" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person; PROVIDED, HOWEVER, that the term Affiliate, (a) when used in relation to the Company, shall not include either Member or any of its Affiliates, and (b) when used in relation to a Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries.

     "Articles" means the Articles of Organization of the Company.

     "Bankruptcy Event" means, with respect to any Person, the occurrence or existence of any of the following events or conditions: such Person (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) has a resolution passed by its governing body for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) experiences any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6) above; or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

     "Burdensome Condition" means, with respect to any proposed transaction, any action taken, or credibly threatened, by any Governmental Authority or (except if such action or threat is frivolous) other Person to challenge the legality of such proposed transaction, including (i) the pendency of a governmental investigation (formal or informal) in contemplation of the possible actions described in clauses (ii)(A), (ii)(B) or (ii)(C) below, (ii) the institution of a suit or the written threat thereof (A) seeking to restrain, enjoin or prohibit the consummation of such transaction or material part thereof, to place any material condition or limitation upon such consummation or to invalidate, suspend or require modification of any material provision of any Operative Document, (B) challenging the acquisition by either Member of its interest in the Company or (C) seeking to impose limitations on the ability of either Member effectively to exercise full rights as a Member in the Company, including the right to act on all matters properly presented to the Members pursuant to the Operating Agreement, or (iii) an order by a court of competent jurisdiction having any of the consequences described in (ii)(A), (ii)(B) or (ii)(C) above, or placing any conditions or limitations upon such consummation that are unreasonably burdensome in the reasonable judgment of the applicable Person.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California, the Commonwealth of Virginia or Japan) on which banks are open for business in California, Virginia, and Tokyo, Japan.

     "Business Plan" means the Initial Business Plan and each subsequent business plan, including budgets and projections for the Company for each relevant period, adopted in accordance with Section 3.04(c) of the Operating Agreement and complying with Section 3.04(b) of the Operating Agreement.

     "Capital Contribution" means each capital contribution to be made by each Member pursuant to Schedule 6.01 to the Operating Agreement.

     "Capital Transaction" means a disposition by the Company of property which is or has been property of a character subject to the allowance for depreciation provided in Section 167 of the Code if such disposition results in the recognition of gain or loss by the Company. In addition, if the value of property is adjusted pursuant to Section 7.01(B) of the Operating Agreement, the amount of such adjustment shall be treated as an item of gain from a Capital Transaction (if the adjustment is a positive adjustment) or an item of loss from a Capital Transaction (if the adjustment is a negative adjustment).

     "Change of Control" with respect to a Person means a transaction or series of related transactions as a result of which (i) more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the Board of Directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person's assets to another Person or affiliated group of Persons.

     "Closing" means the closing of the transactions described in Section 3.01 of the Master Agreement.

     "Closing Date" means the date mutually agreed for the Closing by the parties to the Master Agreement; PROVIDED, HOWEVER, that in no event will the Closing Date be later than September 1, 2000, without the written agreement of both Parents.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. ANY reference to a particular provision of the Code or a Treasury Regulation promulgated pursuant to the Code means, where appropriate, the corresponding provision of any successor statute or regulation.

     "Company" means FlashVision, L.L.C., a limited liability company formed by the Members under the laws of thE Commonwealth of Virginia.

     The term "control" (including its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "DSC" means Dominion Semiconductor Company, L.L.C.

     "DSC Foundry Agreement" means the Foundry Agreement between DSC and the Company.

     "Event of Default" means, with respect to a Member, the occurrence or existence of any of the following events or conditions which remains uncured for sixty (60) days following receipt of written notice thereof:

     (a) a Bankruptcy Event of such Member or its Parent or any Person of which such Member is a Subsidiary;

     (b) the failure of such Member to make any required Capital Contribution within forty-five (45) Business Days after receipt of written notice from the Company or the other Member that such Capital Contribution was not made when due under the Operating Agreement; or

     (c) the breach by such Member of its covenant in Section 9.01 of the Operating Agreement or the breach by the Parent of such Member of its covenant in Section 6.01(c) of the Master Agreement, provided that a Change of Control of Member or of a Parent shall not be deemed a event of default.

     "Fiscal Quarter" means, unless changed by the Operating Committee, a calendar quarter.

     "Fiscal Year" means, unless otherwise required by the Code or applicable Treasury Regulations, the one year period commencing on April 1 of each year.

     "Foundry Agreements" means, collectively, the DSC Foundry Agreement and the Yokkaichi Foundry Agreement.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

     "GAAS" means generally accepted auditing standards in the United States as in effect from time to time.

     "Governmental Action" means any authorization, consent, approval, order, waiver, exception, variance, franchise, permission, permit or license of, or any registration, filing or declaration with, by or in respect of, any Governmental Authority.

     "Governmental Authority" means any United States or Japanese federal, state, local or other political subdivision or foreign governmental Person, authority, agency, court, regulatory commission or other governmental body, including the Internal Revenue Service and the Secretary of State of any State.

     "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or arbitration tribunal.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

     "Indebtedness" of any Person means, without duplication:

     (a) all obligations (whether present or future, contingent or otherwise, as principal or surety or otherwise) of such Person in respect of borrowed money or in respect of deposits or advances of any kind;

     (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

     (c) all obligations of such Person upon which interest charges are customarily paid, except for trade payables;

     (d) all obligations of such Person under conditional sale or other title retention Agreements relating to property or assets purchased by such Person;

     (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than with respect to the purchase of personal property under standard commercial terms);

     (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

     (g) all guarantees by such Person of Indebtedness of others;

     (h) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person prepared in accordance with GAAP;

     (i) all obligations of such Person (whether absolute or contingent) in respect of interest rate swap or protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and

     (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.

     The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Initial Business Plan" means the initial business plan of the Company as agreed to and adopted by the members concurrently with the execution of the Master Agreement.

     "License Agreement" means the Patent Cross License Agreement dated July 30, 1997 by and between Toshiba and SanDisk.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge OR security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right with respect to such securities.

     Any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect which is or, insofar as reasonably can be foreseen, will be material to the condition (financial or otherwise), properties, assets, liabilities, capitalization, licenses, businesses, operations or prospects of such Person and, in the case of the Company, the capital accounts of the members or the ability of the Company to carry out its then current Business Plan.

     "Master Agreement" means the Master Agreement dated as of May 9, 2000 by and among Toshiba, SENA and SanDisK.

     "Member" means, in the case of the Company, each of SENA and SanDisk, and any other Person who becomes a member in the Company in accordance with the terms of the Operating Agreement.

     "Membership Interest" means a Member's aggregate rights in the Company, including the Member's right to a share of the profits and losses of the Company, the right to receive distributions from the Company and the right to vote and participate in the management of the Company.

     "Member Representative" means, with respect to the Company, a member of the Operating Committee appointed pursuant to Section 5.01(b) of the Operating Agreement.

     "Net Book Value" means, with respect to any Person, the total assets of such Person less the total liabilities of such Person, in each case as determined in accordance with GAAP.

     "Net Profits" and "Net Losses" means, subject to Section 7.02 of the Operating Agreement, the taxable income and tax loss of the Company for Federal income tax purposes for a given Fiscal Year, increased by the amount of any tax exempt income of the Company during such Fiscal Year and decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Company during such Fiscal Year; PROVIDED, HOWEVER, that, in the case of Section 704(c) Property, depreciation for each Fiscal Year shall be an amount equal to (I) the basis recovered for such Fiscal Year under the rules prescribed by Regulation Section 1.704-3(d) if the remedial method is adopted with respect to such Section 704(c) Property and
(II) in all other cases, (x) the depreciation for Federal income tax purposes with respect to such Section 704(c) Property for such Fiscal Year multiplied by
(y) a fraction (i) the numerator of which is the fair market value of such
Section 704(c) Property on the date of contribution or revaluation and (ii) the denominator of which is the basis of such Section 704(c) Property on the date of contribution or revaluation for Federal income tax purposes; and PROVIDED FURTHER, HOWEVER, that if the basis of such Section 704(c) Property for Federal income tax purposes is zero, depreciation for each Fiscal Year shall be computed under any reasonable method in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(G)(3) that is approved by both Members.

To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

     "Operating Agreement" means the Operating Agreement dated as of the Closing Date between SanDisk and SENA.

     "Operating Committee" means the management committee of the Company established pursuant to Section 5.01(a) OF the Operating Agreement.

     "Operative Documents" means the Operating Agreement, the Master Agreement, the Amendment to Patent License Agreement, the Articles, the Yokkaichi Foundry Agreement, the Environmental Indemnity Agreement, the Common R&D and Participation Agreement, the Product Development Agreement and, when executed, the DSC Foundry Agreement.

     "Parent" means Toshiba and SanDisk and each of them.

     "Percentage" means, with respect to SENA, 50.1%, and with respect to SanDisk, 49.9%; PROVIDED, HOWEVER, if either Member transfers its entire Membership Interest to any Affiliate in accordance with the Operating Agreement, its Percentage shall be 0% and such Affiliate transferee shall receive the entire Percentage of the transferring Member.

     "Permitted Liens" means (a) the rights and interests of the Company, either Member or any Affiliate of any such Person as provided in the Operative Documents; and (b) Liens for Taxes which are not due and payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings and so long as such proceedings shall not involve any substantial risk of the sale, forfeiture or loss of any part of any relevant asset or title thereto or any interest therein.

     "Person" means any individual, firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase and Supply Agreement" means that certain Purchase and Supply Agreement to be entered into in connection with the Master Agreement, by and among the Company, SENA and SanDisk.

     "SanDisk" means SanDisk Corporation, a Delaware corporation.

     "Seconded Employee" means an individual who was originally an employee of a Member or any of its Affiliates and who was assigned to the Company or any of its Subsidiaries by such Member or such Affiliate at the request of such Member as contemplated by Section 7.07 of the Master Agreement.

     "Section 704(c) Property" means any property contributed to the Company that has a tax basis for Federal income tax purposes on the date of its contribution that differs from its fair market value on such date and any Company property that is revalued pursuant to Section 7.01(b) of the Operating Agreement. For purposes of calculating Net Profits or Net Losses arising from any Capital Transaction involving Section 704(c) Property, the basis of such
Section 704(c) Property shall be deemed to be its fair market value on the date of contribution or revaluation less the accumulated depreciation (calculated in accordance with the provisos to the definition of Net Profits and Net Losses) arising after that date with respect to such Section 704(c) Property.

     "SENA" means Semiconductor North America, Inc., a Delaware corporation.

     "Subsidiary" of any Person means any other Person:

     (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

     (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists; PROVIDED, HOWEVER, that the term Subsidiary as used in any Operative Document, when used in relation to a Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries.

     "Tax" or "Taxes" means all United States or Japanese Federal, state, local or other political subdivision and foreign taxes, assessments and other governmental charges, including (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

     "Toshiba" means Toshiba Corporation, a Japanese corporation.

     "Transfer" means any transfer, sale, assignment, conveyance, creation (whether or not voluntary) of any Lien (other than a Permitted Lien), or other disposal or delivery, including by dividend or distribution, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

     "Unique Activities" means production activities of the Company at the request of either Member to (i) implement changes in the manufacturing processes to be employed for Products to be manufactured for such Member (or its Affiliates) that are not agreed to by the other Member, (ii) commence manufacturing other Products for the requesting Member (or its Affiliates) that the other Member does not desire to have manufactured for it and which require a change in manufacturing processes or in the utilization of the Facility or production resources, or (iii) implement any other change in its operations in order to manufacture Products specifically for the requesting Member (or its Affiliates).

     "Yokkaichi" means Toshiba's manufacturing facility located at Yokkaichi, Japan.

     "Yokkaichi Foundry Agreement" means the Foundry Agreement dated as of May 9, 2000 between Toshiba and SanDisk Limited (Japan).

                                   ARTICLE II

                RULES OF CONSTRUCTION AND DOCUMENTARY CONVENTIONS

     SECTION 2.01 AMENDMENT AND WAIVER. (a) No amendment to or waiver of any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be effective unless it shall be in writing, identify with specificity the provisions of the applicable agreement or instrument that are thereby amended or waived and be signed by each party thereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in such agreement or instrument may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

     SECTION 2.02 SEVERABILITY. If any provision of any agreement or instrument incorporating these Rules of Construction and Documentary Conventions or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of such agreement or instrument (except as may be expressly provided in such agreement or instrument) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of such agreement or instrument invalid, illegal or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the parties for entering into the Operative Documents, considered as a single transaction, cannot be preserved, the Operative Documents shall either be renegotiated or terminated.

     SECTION 2.03 SURVIVAL. Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary conventions, all covenants, agreements, representations and warranties of the parties made in or pursuant to such agreement or instrument shall survive the execution and delivery of such agreement or instrument and the closing of the transactions contemplated thereby, notwithstanding any investigation by or on behalf of any party. Further, the provisions set forth in
Article II hereof shall survive and shall apply with respect to any terminated agreement which incorporated these Rules of Construction and Documentary Conventions.

     SECTION 2.04 ASSIGNMENT. Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, a party thereto shall not transfer, or grant or permit to exist any Lien (except Permitted Liens) on, such agreement or instrument or any of its rights thereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other parties) without the prior written consent of each other party thereto (which consent may be withheld in each such other party's sole discretion), and any such purported transfer or Lien without such consent shall be void.

     SECTION 2.05 REMEDIES; FORCE MAJEURE. In no event will any party to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions (except as may be otherwise expressly provided therein) be liable to another party thereto for special, indirect, punitive or incidental damages, lost profits, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, resulting from the breach by it of any of its obligations thereunder or breach by it or any of its Affiliates of any of their respective obligations under any other Operative Document or from the use of any confidential or other information.

     (a) Except as may otherwise be specifically provided in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, the rights and remedies of the parties under such agreement or instrument are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have. Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of such agreement or instrument; PROVIDED, HOWEVER, in the absence of exigent circumstances, the parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in Section 10.03 of the Master Agreement until the parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

     (b) If the due date for any amount required to be paid under an Operative Document incorporating these Rules of Construction and Documentary Conventions is not a Business Day, such amount shall be payable on the next succeeding Business Day; provided that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following 30 days. If due to the occurrence of an act of God, any party is prevented from providing training, technical assistance or other similar support required to be provided to the Company pursuant to any Operative Document incorporating these Rules of Construction and Documentary Conventions, such party shall have an additional 30 day period to make alternative arrangements to provide such support.

     SECTION 2.06 PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be binding upon and inure to the benefit of the parties thereto and their permitted successors and assigns. Nothing in any such agreement or instrument, whether express or implied, shall give or be construed to give any Person (other than the parties thereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of such agreement or instrument, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

     SECTION 2.07 TABLE OF CONTENTS; HEADINGS. The Table of Contents and Article and Section headings to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.

     SECTION 2.08 COUNTERPARTS; EFFECTIVENESS. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall not become effective until one or more counterparts have been executed by each party thereto and delivered to the other parties thereto.

     SECTION 2.09 ENTIRE AGREEMENT. Any agreement or instrument incorporating these Rules of Construction and Documentary Conventions, together with the other Operative Documents and the Exhibits, Schedules, Appendices and Attachments thereto, any agreement entered into simultaneously therewith, the Initial Business Plan constitute the agreement of the parties to the Operative Documents with respect to the subject matter thereof and supersede all prior written and oral agreements and understandings with respect to such subject matter.

     SECTION 2.10 CONSTRUCTION. References in any agreement or instrument incorporating these Rules of Construction and Documentary Conventions to any gender include references to all genders, and references in any such agreement or instrument to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term "party" when used in any such agreement or instrument means a party to such agreement or instrument. References in any such agreement or instrument to a party or other Person include their respective permitted successors and assigns. The words "include", "includes" and "including", when used in any such agreement or instrument, shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references used in any such agreement or instrument to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, such agreement or instrument. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in any such agreement or instrument refer to such agreement or instrument in its entirety and not to any particular Article, Section or provision of such agreement or instrument. The terms and conditions of any such agreement or instrument shall be deemed to apply to any Subsidiary of the Company as though such entity were the Company except where such application would be manifestly inappropriate. Any reference to an Operative Document shall include such Operative Document as amended or supplemented from time to time in accordance with the provisions thereof.

     Section 2.11 OFFICIAL LANGUAGE. The official language of any agreement incorporating these Rules of Construction is the English language only, which language shall be controlling in all respects, and all versions of any such agreement in any other language shall not be binding on the parties thereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under such agreement. All communications and notices to be made or given pursuant to any such agreement shall be in the English language.

     Section 2.12 GOVERNING LAW. Any agreement incorporating these Rules of Construction shall be governed and construed as to all matters including validity, construction and performance by and under the substantive laws of the State of California.

     SECTION 2.13 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to any Operative Document incorporating these Rules of Construction and Documentary Conventions waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to any Operative Document and (ii) absent fraud, any right it may have to receive damages or indemnification from any other party to any Operative Document in respect of any act, omission or event relating to such Operative Document or the transactions contemplated by the Operative Documents based on any theory of liability for any special, indirect, consequential or punitive damages. Each party to any such agreement or instrument (x) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (y) acknowledges that it has been induced to enter into such agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 2.12

     SECTION 2.14 ARBITRATION. Each party to any agreement or instrument incorporating these Rules of Construction and Documentary Conventions hereby agrees to adhere to the dispute resolution procedures described in Section 10.03 of the Master Agreement with respect to any disputes, grievances or actions arising thereunder.

     SECTION 2.15 NOTICES. All notices and other communications to be given to any party under any agreement or instrument incorporating these Rules of Construction and Documentary Conventions shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by facsimile (if confirmed within two Business Days by delivery of a copy by hand, courier or overnight delivery service), or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

     (a) If to SanDisk:

             SanDisk Corporation
             140 Caspian Court
             Sunnyvale, CA  94089
             Telephone: (408) 542-0555
             Facsimile: (408) 542-0600
             Attention: President and CEO


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             With a copy to:

             SanDisk Corporation
             140 Caspian Court
             Sunnyvale, CA  94089
             Telephone: (408) 548-0208
             Facsimile: (408) 548-0385

             Vice President and General Counsel

     (b) If to Toshiba:

             Toshiba Corporation
             Semiconductor Company
             1-1 Shibaura 1-Chome
             Minato-Ku, Tokyo 105-8001 Japan
             Telephone:       011 81 3 3457 3378
             Facsimile:       011 81 3 5444 9339
             Attention of President

             With a copy to:

             Toshiba Corporation
             Semiconductor Company
             Legal Affairs and Contracts Division
             1-1 Shibaura 1-Chome
             Minato-Ku, Tokyo 105-8001 Japan
             Telephone:       011-81-3-3457-3452
             Facsimile:       011-81-3-5444-9342
             Attention of General Manager

     (c) If to the Company:

             FlashVision, L.L.C.
             9600 Godwin Drive
             Manassas, Virginia 20110
             Telephone: (703) 396-1095
             Facsimile: (703) 396-1075
             Attention of: President


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             With a copy to:

             SanDisk Corporation
             140 Caspian Court
             Sunnyvale, CA  94089
             Telephone: (408) 542-0510
             Facsimile: (408) 542-0640
             Attention: General Manager, NAND Division

             And

             Toshiba Corporation
             Semiconductor Company
             Legal Affairs and Contracts Division
             1-1 Shibaura 1-Chome
             Minato-Ku, Tokyo 105-8001 Japan
             Telephone:       011-81-3-3457-3452
             Facsimile:       011-81-3-5444-9342
             Attention of General Manager

     (d) If to SENA:

             Semiconductor of North America, Inc.
             9775 Toledo Way
             P.O. Box 19785
             Irvine, California 92718-1811
             Telephone:       (714) 455-2000
             Facsimile:       (714) 586-9741
             Attention of President


     SECTION 2.16 DEFINITIONS. The definitions set forth in Article I of this Appendix A shall apply to this Article II.


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